UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  August 21, 2018

(Exact name of issuer as specified in its charter)
SLM STUDENT LOAN TRUST 2002-7

DELAWARE	333-97247/	04-3480392
333-97247-07
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

c/o Deutsche Bank Trust Company Americas
60 Wall Street, 60th Floor
Mail Stop NYC60-2606
New York, New York 10005
(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:  (703) 984-6890

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

ITEM 8.01	Other Events

With respect to the auction of the Class A-7 Notes (the “Notes”) issued by SLM Student Loan Trust 2002-7 (the “Issuer”) scheduled to occur on August 23, 2018 (the “Subsequent Auction”), an affiliate of Navient Funding, LLC (the “Depositor”) intends to submit bids to purchase all outstanding Notes that it does not currently own.  The Issuer filed a current report on Form 8-K on August 15, 2018 including a notice (the “Event Notice”) detailing the intentions of the Depositor’s affiliate with respect to submitting auction bids in connection with the Subsequent Auction to purchase all outstanding Notes that it does not currently own, and submitting Hold Orders in connection with the Subsequent Auction for the Notes that it currently owns.  For further information, please refer to the Event Notice.

With respect to the Subsequent Auction and all future auctions of notes issued by the Issuer, including the Notes, if an affiliate of the Depositor intends to submit auction bids, the Issuer expects to file current reports on Form 8-K, including notices detailing any intended auction bids, solely on a bi-monthly basis, which are expected to occur approximately two business days prior to the first day of the calendar month and two business days prior to the 15th day of the calendar month.  For all future auctions of notes issued by the Issuer, including the Notes, prospective bidders and holders of the Notes should refer to such bi-monthly filings.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, LLC, as Administrator for SLM STUDENT LOAN TRUST 2002-7

Dated: August 21, 2018	By:	/s/ CHARLES S. BOOHER
	Name:	Charles S. Booher
	Title:	Vice President